Exhibit 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of May 24, 2019, by and between HUDSON 333 TWIN DOLPHIN PLAZA, LLC, a Delaware limited liability company (“Landlord”), and COHERUS BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated July 6, 2015, as previously amended by that certain First Amendment (“First Amendment”) dated August 10, 2015, as confirmed by that certain Confirmation Letter dated December 22, 2015 and as further amended by that certain Second Amendment dated September 21, 2016 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 40,341 rentable square feet (the “Premises”) at the building commonly known as 333 Twin Dolphin located at 333 Twin Dolphin Drive, Redwood City (the “Building”) and described as (i) Suite 450 consisting of approximately 12,809 rentable square feet on the fourth floor of the Building; and (ii) Suite 600 consisting of approximately 27,532 rentable square feet on the sixth floor of the Building.

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment.  Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1.Parking. Section 1.9 of the Lease is hereby amended and restated as the following:

“1.9Parking:

89 unreserved parking spaces, at the rate of $0.00 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

One (1) reserved parking space, as shown on Exhibit G hereto, at the rate of $0.00 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.”

1.2.The reference to “Exhibit G (Intentionally Omitted);” in the introduction of the Lease (on page one of the Lease) is hereby amended and restated as “Exhibit G (Reserved Parking Space);”.

1.3.	Exhibit A attached to this Amendment is hereby incorporated into the Lease as “Exhibit G”.
1.4.Elevator Lobby Signage.

A.

Tenant’s Right to Elevator Lobby Signage.  Subject to the terms of this Section 1.4, during the Term (and any extension thereof, if any) Tenant shall have the right to install, maintain, repair, replace and operate a sign (“Elevator Lobby Signage”) bearing Tenant’s Name (defined below) in the elevator lobby of the fourth (4th) floor of the Building on the wall facing the elevators.  As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of the Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is compatible with a first-class office building, as determined by Landlord in its reasonable discretion.  Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 1.4 shall be personal to the party named as Tenant in the first paragraph of the Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in the Lease (as amended) that acquires its interest in the Lease (as amended) solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party.

B.

Landlord’s Approval.  The size, color, materials and all other aspects of the Elevator Lobby Signage, including its exact location and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.  Notwithstanding the foregoing, the Elevator Lobby Signage shall be located in the area shown on Exhibit B hereto.

C.

General Provisions.  Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Elevator Lobby Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws.  Not later than the date of expiration or earlier termination of the Lease (as amended) (or, if earlier, the date on which Tenant becomes no longer entitled to Elevator Lobby Signage under this Section 1.4), Tenant, at its expense, shall remove the Elevator Lobby Signage and restore all damage to the Building caused by its installation, operation or removal.  Notwithstanding any contrary provision of the Lease (as amended), Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Elevator Lobby Signage, and (ii) promptly repair the Elevator Lobby Signage if it is damaged by any Casualty.  Except as may be expressly provided in this Section 1.4, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Elevator Lobby Signage shall be governed by the provisions of Sections 7.2 and 7.3 of the Lease (as amended) as if such work were an Alteration.  The costs of any utilities consumed in operation of the Elevator Lobby Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of the Lease (as amended).

1.5.	Landlord’s Notice Address. The reference to “Sixth Floor” in the last paragraph of Section 1.2 of the First Amendment is hereby amended and restated as “Suite 900”

1.6.	Energy Usage. Section 7.1 of the Second Amendment is hereby deleted in its entirety and is replaced with the following:

“If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Project, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required for benchmarking purposes or to disclose to a prospective buyer, tenant or mortgage lender under any applicable law.”

1.7.	California Civil Code Section 1938. Section 1 of Exhibit F to the Lease and Section 7.2 of the Second Amendment are hereby deleted in their entirety and are replaced with the following:

“California Civil Code Section 1938.  Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Amendment, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.”

2.	Miscellaneous.

2.1.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

2.6.

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON 333 TWIN DOLPHIN PLAZA, LLC, a Delaware limited liability company

By:Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:/s/  Arthur X. Suazo

Name:Arthur X. Suazo

Title:Executive Vice President

TENANT:
COHERUS BIOSCIENCES, INC., a Delaware corporation By: /s/ Thomas F. Fitzpatrick _________________ Name:Thomas F. Fitzpatrick Title:Chief Legal Counsel

EXHIBIT A

EXHIBIT G TO LEASE

______________________________________________________________________

EXHIBIT G

333 TWIN DOLPHIN PLAZA

333 TWIN DOLPHIN DRIVE

REDWOOD CITY, CALIFORNIA

RESERVED PARKING SPACE

EXHIBIT B

LOCATION OF ELEVATOR LOBBY SIGNAGE